SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

_______________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

_______________________________

Filed by the Registrant☒

Filed by a Party other than the Registrant☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EMAGIN CORPORATION

______________________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

eMagin Corporation

2018

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

_______________________

June 13, 2018

at 9:00 a.m. Eastern Time

_______________________

620 Eighth Avenue

New York, New York 10018

eMagin Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2018

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of eMagin Corporation (“eMagin” or the “Company”) will be held at the offices of Goodwin Procter LLP at The New York Times Building, 620 Eighth Avenue, New York, New York 10018, on Thursday, June 13, 2018, at 9:00 a.m. Eastern Time, to consider the following proposals:

1.	To elect the seven director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018;
3.	To conduct a non-binding, advisory vote to approve the compensation of our named executive officers;
4.	To conduct a non-binding, advisory vote on the frequency of future non-binding advisory votes to approve the compensation of our named executive officers; and
5.	To act on such other matters as may properly come before the meeting or any adjournment thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTE AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” Proposals 1 – 3 and a vote for “EVERY YEAR “on Proposal 4. A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company during usual business hours for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Annual Meeting. If you plan to attend the Annual Meeting in person, please be sure to bring your proxy card and photo identification. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented.

In accordance with Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

You may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 13, 2018. The Proxy Statement and our 2017 Annual Report on Form 10-K to Stockholders are available at: http://www.cstproxy.com/emagin/2018.

By Order of the Board of Directors

/s/ Jill J. Wittels
Jill J. Wittels
Chair of the Board of Directors

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

eMagin Corporation

2070 Route 52

Hopewell Junction, NY 12533

(845) 838-7900

_____________________

PROXY STATEMENT

_____________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of eMagin Corporation (“eMagin” or the “Company”) to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at the offices of Goodwin Procter LLP at The New York Times Building, 620 Eighth Avenue, New York, New York 10018 on Thursday, June 13, 2018, at 9:00 a.m. Eastern Time, and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about April 30, 2018.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Chief Financial Officer of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with the mailing of this Proxy Statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on April 19, 2018, will be entitled to receive notice of, attend and vote at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

eMagin Corporation has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting of Stockholders to be held on June 13, 2018, at 9:00 a.m. local time at the offices of Goodwin Procter LLP at The New York Times Building, 620 Eighth Avenue, New York, New York 10018.  These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are first furnishing our proxy materials on or about May 3, 2018 to all stockholders of record entitled to vote at the Annual Meeting.

What is included in these materials?

These materials, which are available on the internet at: http://www.cstproxy.com/emagin/2018, include:

•	this Proxy Statement for the Annual Meeting;
•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017; and
•	if you requested printed versions of these materials by mail, the proxy card or vote instructions for the Annual Meeting.

What is the proxy card?

The proxy card enables you to appoint Andrew G. Sculley, our Chief Executive Officer, and Jeffrey P. Lucas, our Chief Financial Officer, as your representatives at the Annual Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of seven persons named herein as nominees for directors of the Company, to hold office subject to the provisions of the bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified, (ii) ratification of the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018; (iii) a non-binding, advisory vote to approve the compensation of our named executive officers; and (iv) a non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers.  In addition, management will report on the performance of the Company during fiscal year 2017 and respond to questions from stockholders.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock and Series B Convertible Preferred Stock (on an as-converted basis with the common stock) issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As of the record date, there were 45,111,273 shares of eMagin common stock and 5,659 shares of Series B Convertible Preferred Stock, convertible into 7,545,333 shares of common stock, issued and outstanding. Each share of Series B Convertible Preferred Stock is entitled to voting rights equal to the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock. Thus, the presence of the holders of common stock and Series B Convertible Preferred Stock (on an as-converted basis with the common stock) representing at least 26,328,303 votes will be required to establish a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending the Notice to the Company’s stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages you to take advantage of the availability of the proxy materials on the Internet.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view the Company’s proxy materials for the Annual Meeting on the Internet;
•	request hard copies of the materials; and
•	instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Stockholder of Record

If, on April 19, 2018, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us. Whether or not you plan to attend the Annual Meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If, on April 19, 2018, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting & Proxy statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.
•	By Telephone. You may vote by calling the toll free number found on the Proxy Card.
•	By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.
•

In Person. You may attend and vote at the Annual Meeting. The Company will give you a ballot when you arrive. You must bring valid photo identification such as your driver’s license or passport and may be requested to provide proof of stock ownership as of the record date.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.
•	By Telephone. You may vote by proxy by calling the toll free number found on the vote instruction form.
•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.
•

In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares prior to the Annual Meeting. You must bring valid photo identification such as your driver’s license or passport.

What are abstentions and broker non-votes?

While the inspector of elections will treat shares represented by proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and “broker non-votes” will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, the proposed ratification of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 is considered a “routine” matter. Accordingly, brokers are entitled to vote uninstructed shares with respect to this proposal. All other matters are considered non-routine matters and, accordingly, brokers do not have discretionary voting power with respect to such matters.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or
•	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, such as the ratification of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, but cannot vote on non-routine matters, such as the other proposals presented in this Proxy Statement.

What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•

for election of the seven directors nominated by the Company to hold office subject to the provisions of the Bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	for ratification of the appointment of RSM US LLP as the Company’s independent auditors for fiscal year 2017;
•	for approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
•	for every year on the frequency of future non=binding advisory votes to approve the compensation of our named executive officers.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are proxy materials delivered to households?

Only one copy of the Notice of Internet Availability of Proxy Materials will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017 and this Proxy Statement. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report on Form 10-K and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report on Form 10-K and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to eMagin Corporation, 2070 Route 52, Hopewell Junction, NY 12533; Attention: Chief Financial Officer.

Interest of Officers and Directors in Matters to Be Acted Upon

Except for the election to our Board of the seven nominees set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

How much stock is owned by 5% stockholders, directors, and executive officers?

The following table sets forth the number of shares known to be beneficially owned by all persons who own at least 5% of eMagin’s outstanding common stock, the Company’s directors, the Company’s executive officers, and the directors and executive officers as a group as of April 19, 2018, unless otherwise noted. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Common Stock Beneficially Owned**	Percentage of Common Stock**
Stillwater Holdings LLC (f/k/a Stillwater LLC)(1)	16,159,159	30.66%
AWM Investment Company(2)	8,165,333	17.14%
Ginola Limited(3)	4,980,693	10.53%
Rainbow Gate Corporation(4)	1,720,658	3.74%
Paul Cronson(5)	868,150	1.31%
Andrew G. Sculley(6)	555,652	1.22%
Jill J. Wittels(7)	677,561	1.48%
Stephen Seay(8)	603,179	1.32%
Leslie G. Polgar(9)	404,279	*
Christopher Brody(10)	318,597	*
Ellen Richstone(11)	245,524	*
Amalkumar Ghosh(12)	79,104	*
Oliver Prache(13)	58,700	*
Jeffrey P. Lucas(14)	108,519	*
Joseph Saltarelli(15)	11,711	*
Stephen Costello(16)	24,057-	*
All executive officers and directors as a group (consisting of 12 individuals)	3,963,514	8.64%

*         Less than 1% of the outstanding common stock

**       Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or preferred shares exercisable or convertible within 60 days of April 13, 2017 are deemed outstanding for computing the percentage of the person holding such option or warrant.

(1)

This figure represents: (i) 8,516,826 shares of common stock owned by Stillwater Holdings LLC (f/k/a Stillwater LLC), which includes 4,250,000 shares of common stock placed with Flat Creek Fiduciary Management LLC as trustee of a trust for the benefit of minor beneficiaries of the sole member of Stillwater Holdings LLC, in which the sole member of Stillwater Holdings LLC has investment control; 2,250,000 shares of common stock held by Stillwater Trust LLC in which the sole member of Stillwater Holdings LLC has investment control; and 783,325 shares of common stock owned by Rainbow Gate Corporation of which the sole member of Stillwater Holdings LLC is the investment manager; (ii) 6,314,666 shares of common stock underlying Series B Convertible Preferred Stock which includes 937,333 shares of common stock underlying Series B Convertible Preferred Stock held by Rainbow Gate Corporation of which the sole member of Stillwater Holdings LLC is the investment manager; and (iii) 1,277,667 shares underlying common stock warrants. Mortimer D. A. Sackler exercises sole voting power with respect to the shares held in the name of Stillwater Holdings LLC as sole member, Mortimer D. A. Sackler exercises sole voting power with respect to the shares held in the name of Rainbow Gate Corporation as investment manager, Mortimer D. A. Sackler exercises sole voting power with respect to the shares held in the name of Stillwater Trust LLC as sole member and president and Mortimer D.A. Sackler has investment control with respect to the shares held in the name of Flat Creek Fiduciary Management LLC, as trustee; therefore Stillwater Holdings LLC is deemed to beneficially own the shares held by Rainbow Gate Corporation and Flat Creek Fiduciary Management LLC.

(2)

This figure represents: (i) 5,650,333 shares of common stock owned by AWM Investment Company, which include: 717,158 shares of common        stock held indirectly by Special Situations Cayman Funds, L.P.; 1,890,677 shares of common stock owned by Special Situations Fund III QP.; 456,377 shares owned by Special Situations Technology Fund L.P. and 2,586,121 shares of common stock owned by Special Situation Technology Fund II; and (ii) 2,515,000 shares underlying common stock warrants.

(3)

This figure represents: (i) 2,799,360 shares of common stock owned by Ginola Limited, which include: 783,325 shares of common stock held indirectly by Rainbow Gate Corporation; 78,478 shares of common stock owned by Mount Union Corp.; and 57,372 shares of common stock owned by Chelsea Trust Company Limited, as trustee (Ginola Limited disclaims beneficial ownership of the shares owned by Rainbow Gate Corporation, Mount Union Corp. and Chelsea Trust Company Limited, as trustee); and (ii) 173,333 shares underlying common stock warrants; and (iii) 2,008,000 shares of common stock underlying Series B Convertible Preferred Stock, which includes 937,333 shares of common stock underlying Series B Convertible Preferred Stock held by Rainbow Gate Corporation. Stillwater Holdings LLC (f/k/a Stillwater LLC) and Ginola Limited are beneficially owned by separate parties and therefore do not exert voting control over one another. However, the figure for Stillwater Holdings LLC includes the shares held by Rainbow Gate Corporation and the sole member of Stillwater Holdings LLC is the investment manager and sole director of Rainbow Gate Corporation that exerts voting control over such shares. [Jonathan White, Philip Le Cornu and Joerg

(4)

Fischer exercise shared voting power with respect to the shares held in the name of Mount Union Corp. Stuart Baker, Joerg Fischer,    Christopher Mitchell, Leslie Schreyer and Jonathan White exercise shared voting power with respect to the shares held in the name of Chelsea Trust Company Limited. Jonathan White, Joerg Fischer and Philip Le Cornu are the directors of Ginola Limited and exercise shared voting power with respect to the shares held in the name of Ginola Limited.]

(5)

This figure represents 783,325 shares of common stock owned by Rainbow Gate Corporation and 937,333 shares of common stock underlying Series B Convertible Preferred Stock held by Rainbow Gate Corporation. Mortimer D. Sackler exercises the sole voting power with respect to the shares held in the name of Rainbow Gate Corporation.

(6)

This figure represents 186,990 shares of common stock owned by Mr. Cronson, 521,160 shares of common stock underlying options, and 160,000 shares of common stock underlying Series B Convertible Preferred Stock held directly and indirectly by Paul Cronson. This includes (i) 13,294 shares of common stock held indirectly by a family member of Paul Cronson; and (ii) 155,177 shares of common stock and 160,000 shares of common stock underlying Series B Convertible Preferred Stock held indirectly by Navacorp III, LLC. Mr. Cronson exercises sole voting power with respect to the shares held in the name of Navacorp III, LLC.

(7)	This figure represents 307,317 shares of common stock owned by Andrew G. Sculley and 248,333 shares underlying options.
(8)	This figure represents 18,519 shares of common stock owned by Jill Wittels and 659,042 shares underlying options.
(9)	This figure represents 18,519 shares of common stock owned by Steve Seay and 584,660 shares underlying options.
(10)	This figure represents 18,519 shares of common stock owned by Leslie Polgar and 385,760 shares underlying options.
(11)	This figure represents shares underlying options.
(12)	This figure represents 18,519 shares of common stock owned by Ellen Richstone and 227,005 shares underlying options.
(13)	This figure represents 39,104 shares of common stock owned by Amalkumar Ghosh and 40,000 shares underlying options.
(14)	This figure represents 18,700 shares of common stock owned by Olivier Prache and 36,000 shares underlying options.
(15)	This figure represents 18,519 shares of common stock owned by Jeff Lucas and 90,000 shares underlying options.
(16)	This figure represents 11,711 shares of common stock owned by Joseph Saltarelli.
(17)	This figure represents 7.407 shares of common stock owned by Stephan Costello and 16,650 shares underlying options.

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer and other key executives, visits to the Company’s facilities, by reading the reports and other materials that we send them and by participating in Board and committee meetings. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Biographical information about our directors is provided in “Proposal No. 1 - Proposal for the Election of Seven Directors” on page 17. Except as set forth in this Proxy Statement, none of our directors held directorships in other reporting companies or registered investment companies at any time during the past five years.

Our Board currently consists of seven persons, all of whom have been nominated by the Company to stand for re-election.

Name	Age	Position
Christopher Brody(2)(3*)	49	Director
Paul Cronson(1)(4)	60	Director
Dr. Leslie G. Polgar(1)(3)(4)	74	Director
Ellen Richstone(1*)(2)	66	Director
Andrew G. Sculley	66	Chief Executive Officer, President, and Director
Brig. General Stephen M. Seay, U.S. Army (Ret.) (1)(2*)(3)	71	Director
Dr. Jill J. Wittels	68	Director, Chair of the Board

(1)	Audit Committee
(2)	Governance & Nominating Committee
(3)	Compensation Committee

*           Committee Chair

Involvement in Certain Legal Proceedings

Pursuant to an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Making Findings, and Imposing a Cease-and-Desist Order and Civil Penalty dated September 10, 2014 (the “Order”), the entry to which Mr. Cronson consented, the SEC found that Mr. Cronson had violated Section 16(a) of the Exchange Act and Rule 16a-3 promulgated thereunder by virtue of having failed to timely file a Form 4 reporting transactions in our Company’s securities on numerous occasions during the calendar years 2010 through 2013. The SEC ordered Mr. Cronson to (i) cease and desist from committing or causing any future violations Section 16(a) of the Exchange Act and Rule 16a-3 promulgated thereunder, and (ii) pay a civil money penalty in the amount of $47,250. Other than the foregoing, there are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees.

Board meetings during fiscal 2017

During 2017, the Board of Directors held eight meetings  One director did not attend one telephonic board meeting.  With that exception,  each director attended all of the meetings of the Board and the all of the meetings held by all committees on which such director served. The Board also approved certain actions by unanimous written consent.

Committees established by the Board

The Board of Directors has standing Audit, Compensation, and Governance and Nominating Committees. Information concerning the function of each Board committee follows.

Audit Committee

The Audit Committee is responsible for overseeing management’s implementation of effective internal accounting and financial controls, supervising matters relating to audit functions, reviewing and setting internal policies and procedures regarding audits, accounting and other financial controls, reviewing the results of our audit performed by the independent public accountants, and evaluating and selecting the independent public accountants. The Audit Committee has adopted an Audit Committee Charter which is posted on our Corporate Governance landing page under the tab labeled “Investors” on our website at http://www.emagin.com. The current members of the Audit Committee are Ellen Richstone (Chair), Paul Cronson, Leslie G. Polgar and Stephen M. Seay. The Board has determined that Ms. Richstone is an “audit committee financial expert” as defined by the SEC. During 2017, the Audit Committee held ten meetings in person or through conference calls.

Compensation Committee

The Compensation Committee determines matters pertaining to the compensation of our executive officers and administers our stock option and incentive compensation plans. The Compensation Committee has adopted a Compensation Committee Charter which is posted on our Corporate Governance landing page under the tab labeled “Investors” on our website at http://www.emagin.com. The current members of the Compensation Committee are Christopher Brody (Chair), Leslie G. Polgar and Stephen M. Seay. During 2017, the Compensation Committee held five meetings in person or through conference calls.

Compensation Committee Interlocks and Insider Participation

During 2017, the following directors, each of whom is “independent,” served on our Compensation Committee: Christopher Brody (Chair), Leslie G. Polgar and Stephen M. Seay. None of the members of our Compensation Committee was an employee of the Company, has ever served as an officer of the Company, or had any relationship with us requiring disclosure herein. None of our executive officers serves as either a member of the Board of Directors or the compensation committee of any other company that has any executive officers serving as a member of our Board or Compensation Committee.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for considering potential Board members, nominating Directors for election to the Board, implementing the Company’s corporate governance policies, and for all other purposes outlined in the Governance and Nominating Committee Charter, which is posted on our Corporate Governance landing page under the tab labeled “Investors” on our website at http://www.emagin.com. The current members of the Governance and Nominating Committee are Stephen M. Seay (Chair), Christopher Brody and Ellen Richstone. During 2017, the Governance and Nominating Committee held six meetings in person or through conference calls.

Nomination of Directors

As provided in its charter, the Governance and Nominating Committee is responsible for identifying individuals qualified to become directors. The Governance and Nominating Committee seeks to identify director candidates based on input provided by a number of sources including (1) the Governance and Nominating Committee members, (2) our other directors, (3) our stockholders, (4) our Chief Executive Officer or Chair of the Board, and (5) third parties such as service providers. In evaluating potential candidates for director, the Governance and Nominating Committee considers the entirety of each candidate’s credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

•	high personal and professional ethics and integrity;
•	the ability to exercise sound judgment;
•	the ability to make independent analytical inquiries;
•	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and
•	the appropriate and relevant business experience and acumen.

The Governance and Nominating Committee will consider nominees recommended by stockholders if such recommendations are made in writing to the Committee and contain sufficient information for the independent directors to assess the suitability of the candidate, including the candidate’s qualifications.  This information should include a resume and other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board; and the consent of each nominee to serve as a director of the Company if so elected.  The Governance and Nominating Committee does not plan to change the manner in which the Committee evaluates nominees for election as a director based on whether the nominee has been recommended by a stockholder or otherwise.  Stockholders wishing to recommend director candidates to the Board must submit their recommendation and the requested candidate information in writing to eMagin Corporation, c/o Chief Financial Officer, 2070 Route 52, Hopewell Junction, NY 12533

The Governance and Nominating Committee does not have a formal policy relating to diversity among directors. In considering new nominees and whether to re-nominate existing members of the Board, the committee seeks to achieve a Board with strengths in its collective knowledge and a broad diversity of perspectives, skills and business and professional experience. Among other items, the committee looks for a range of experience in strategic planning, sales, finance, executive leadership, industry and similar attributes.

At least a majority of the directors on the Board must be Independent Directors as this term is defined in the rules of the NYSE American, LLC.

Board Leadership Structure and Role in Risk Oversight

The Company has separated the positions of Chair of the Board of Directors and Chief Executive Officer. Given the demanding nature of these positions, the Board believes it is appropriate to separate the positions of Chair and Chief Executive Officer. Our Chair presides over all meetings of the Board of Directors, including executive sessions of the independent directors which are held at each Board meeting. She briefs the Chief Executive Officer on issues arising in executive sessions and communicates frequently with him on matters of importance. She has responsibility for shaping the Board’s agenda and consults with all directors to ensure that the board agendas and board materials provide the Board with the information needed to fulfill its responsibilities. From time to time she may also represent the Company in interactions with external stakeholders at the discretion of the Board.

The Board of Directors has determined that each of our current directors, except for Mr. Sculley, is an “independent director” as that term is defined in the listing standards of the NYSE American, LLC. The Board of Directors has also determined that each member of the Audit Committee, Compensation Committee and Governance and Nominating Committee meets the independence standards applicable to those committees prescribed by the NYSE American, LLC and the SEC. In making this decision, the Board considered all relationships between the Company and the directors. The Board determined each such relationship, and the aggregate of such relationships, to be immaterial to the applicable director’s ability to exercise independent judgment.

Our Board has overall responsibility for risk oversight. The oversight is conducted primarily through committees of the Board of Directors, as disclosed in each of the descriptions of each of the committees above and in the charters of each of the committees, but the full Board of Directors has retained responsibility for general oversight of risks.

Stockholder Communications

Stockholders requesting communication with directors can do so by writing to eMagin Corporation, c/o Chief Financial Officer, 2070 Route 52, Hopewell Junction, NY 12533 or emailing to jlucas@emagin.com. We do not screen communications received and  forward any requests directly to the named director. If no director was named in a general inquiry, the Chief Financial Officer would contact either the Chair of the Board of Directors or the chairperson of a particular committee, as appropriate. We do not provide the physical address, email address, or phone numbers of directors to outside parties without a Director’s permission.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees including our Chief Executive Officer and Chief Financial Officer and principal accounting officer. The Code of Ethics and Business Conduct is posted on our website at http://www.emagin.com.

COMPENSATION OF DIRECTORS

The following table sets forth compensation information for our non-employee directors for the year ended December 31, 2017.

		(1)
Name	Fees earned or paid in cash ($)	Option awards ($) (1)	Total ($)
Christopher Brody	40,000	50,000	90,000
Paul Cronson	40,000	50,000	90,000
Leslie G. Polgar	40,000	50,000	90,000
Ellen Richstone	45,000	50,000	95,000
Stephen M. Seay	40,000	50,000	90,000
Jill J. Wittels	70,000	98,750	168,750

     ____________

(1)

Amounts in this column represent the grant date fair value of options granted to the non-employee directors during 2017, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (referred to herein, as “FASB ASC Topic 718”). These amounts do not necessarily correspond to the actual value that may be realized by the non-employee directors. The assumptions made in valuing the options reported in this column are discussed in Note 11 to our financial statements for the year ended December 31, 2017, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)

The following table sets forth the aggregate number of shares of our common stock underlying unexercised stock options held as of December 31, 2017 by each of the persons who served as a non-employee director during 2017:

Number of Shares Underlying Options Outstanding as of December 31, 2017
Christopher Brody	261,569
Paul Cronson	482,651
Leslie G. Polgar	347,251
Ellen Richstone	188,496
Stephen M. Seay	546,151
Jill J. Wittels	499,529

Fees Earned or Paid in Cash

Board Retainer. Each Non-Employee Director, except the Chair, received an annual cash retainer of $40,000 for his or her service as a member of the Board of Directors in 2017. The Audit Committee Chair received an additional annual retainer of $5,000 for her service in such role in 2017.

Meeting Fees. Members of the Board of Directors do not receive any additional fees for meeting attendance.

Option Awards

Each Non-Employee Director, except the Chair, received equity compensation in the form of a stock option with a grant date fair value of $50,000 in 2017.

Chair of the Board

The Chair received an annual cash retainer of $70,000 and equity compensation in the form of a stock option with a grant date fair value of $98,750 in 2017.

On March 29, 2018 the Compensation Committee approved the following 2018 compensation for Non-Employee Directors, excluding the Chair, which remains unchanged from 2017 director compensation:

-    Annual Cash Retainer of $40,000

-    Stock Option with a grant date fair value of $50,000

-    No meeting fees

As in 2017, for service in 2018, the Chair will receive an annual cash retainer of $70,000 and a stock option with a grant date fair value $98,750. The Chair of the Audit Committee will receive an annual cash retainer of $5,000 in addition to the $40,000 annual cash retainer for service on the Board of Directors., which is unchanged from 2017 Audit Committee Chair compensation.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee, on behalf of our Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and managing our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

In this context, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2017 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted by the Audit Committee,

Ellen Richstone, Chair

Paul Cronson

Leslie G. Polgar

Stephen M. Seay

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

The executive officers are appointed annually by our Board of Directors and hold office until their successors are elected and duly qualified unless otherwise specified in an individual’s employment agreement. There are no family relationships between any of our directors or executive officers. The current executive officers of the Company, and their ages as of April 19, 2018 are as follows:

Name	Age	Position
Andrew G. Sculley	66	Chief Executive Officer and President
Jeffrey P. Lucas	58	Chief Financial Officer and Chief Accounting Officer
Amalkumar Ghosh	63	Senior Vice President, Research and Development
Oliver Prache	58	Senior Vice President, Product Development
Joseph Saltarelli	50	Senior Vice President, Manufacturing
Stephen Costello	51	Senior Vice President, Strategic Partnerships

Biographical information regarding our executive officers as of April 19, 2018 is set forth below.:

Andrew G. Sculley became the Company’s Chief Executive Officer and President on June 1, 2008 and was appointed to the Board of Directors on November 2, 2009. Mr. Sculley served as the General Manager of Kodak’s OLED systems Business Unit and Vice President of Kodak’s Display Business from 2004 to 2008. From 2003 to 2006, he served on the Board of Directors of SK Display, a joint venture between Sanyo and Kodak. From 1996 to 2001, Mr. Sculley served as the Manager of Operations, Chief Financial Officer and member of the Board of Directors of Kodak Japan Ltd., where he led the effort to improve performance. Previously, he held positions in strategic planning and finance at Eastman Kodak Company. Mr. Sculley holds an M.B.A. from Carnegie-Mellon University, an M.S. in physics from Cornell University and a B.S. in physics from Stevens Institute of Technology. He attended Harvard University’s Advanced Management Program/International Senior Management Program while an executive at Kodak.

Jeffrey P. Lucas became the Company’s Chief Financial Officer on September 14, 2015. Mr. Lucas was the Chief Financial Officer and a member of the Board of Directors of Transfreight companies from 2013 to 2015. From 2010 to 2013, Mr. Lucas was the Managing Director of Neptune Advisors, LLC, a strategy consulting firm. From 2006 to 2010, he was the Chief Financial Officer of GPX International Tire Corporation. Mr. Lucas is a Certified Public Accountant and a Chartered Financial Analyst. He earned an M.B.A. from Harvard Business School and a B.A. in Economics from Tufts University.

Dr. Amalkumar Ghosh was appointed Senior Vice President of Research and Development in April 2009, after serving as Vice President of OLED Research and Development at the Company since 2005. He is responsible for new microdisplay technology development, government programs, intellectual property and manufacturing process engineering. Dr. Ghosh has more than thirty years of leading industrial research and development experience. From 2002 to 2005, he was at Eastman Kodak Company where he played a key role towards OLED display technology development. From 1995 to 2002, he was employed by the Company. His work during this period laid the foundations for OLED microdisplay technology. From 1985 to 1995, he was with IBM Corporation where he was a leader in various aspects of semiconductor and LCD display technologies. He has many publications and patents to his credit and has received numerous awards and recognitions from the Society for Information Display, including being nominated a Fellow of the Society. Dr. Ghosh was the President of the Society for Information Displays from 2014 to 2016. Currently, he is a board director for the society. Dr. Ghosh earned B.Sc and M.Sc degrees in physics from Poona University and a Ph.D. degree in Physics from Massachusetts Institute of Technology.

Olivier Prache was appointed Senior Vice President, Product Development in September 2012. His current responsibilities encompass managing OLED product development and product engineering. He served as Senior Vice President of Display Operations and Development from 2005 to 2012, after overseeing microdisplay product development at the Company since 1995 when he joined the Company’s predecessor, FED Corporation. He was employed by Philips-LCOS from 2002 until 2004 when he rejoined the Company. Prior to joining the Company’s predecessor in 1995, he worked for Pixtech in France and OIS Optical Imaging Systems in Troy, Michigan. He an M.S. degree in electronics from E.N.S.E.R.G., in Grenoble, France in 1983.

Joseph Saltarelli was appointed Senior Vice President of Manufacturing Operations for eMagin in March of 2018.  Mr. Saltarelli’s responsibilities include managing manufacturing production operations, manufacturing engineering, equipment maintenance, procurement, and quality.  From 2015 to 2017 he was Senior Director of Manufacturing Operations for GLOBALFOUNDRIES where he managed a 300mm wafer production line in Hopewell Junction, New York.  Prior to working at GLOBALFOUNDRIES, Mr. Saltarelli worked at IBM for over 25 years holding senior management positions in semiconductor manufacturing, thin films, and packaging with expertise in process engineering, equipment maintenance, production, and operations.  Joe is a member of the Board of Directors of the Council of Industry, a not for profit organization which promotes and supports advances in manufacturing in companies throughout the New York Hudson Valley area.  Joe earned a B.S. in Ceramic Engineering and Materials Science from Rutgers University in 1989 as well as an MBA specializing in Technology Management in 2005.

Stephen Costello was appointed Senior Vice President, Strategic Partnerships in September 2016. He has extensive experience in sales, partner development and marketing. He served from May 2015 to September 2016 as Vice President of Community Development for Aras Corp. From 2010 to 2014, he served as Head of Sales at SpaceClaim Corp. Steve has successfully commercialized military technology in Industrial, Enterprise and Consumer segments with multiple companies including BAE Systems and DigitalGlobe. He earned a B.S. in Marketing and Economics from Babson College and a M.S. in Marketing from Bentley University.

EXECUTIVE COMPENSATION

Executive Compensation Objectives

The objectives of our compensation program are as follows:

•	Attract, hire and retain well-qualified executives.
•	Reward performance that drives substantial increases in shareholder value, as evidenced through both future operating profits and increased market price of our common shares.

Compensation Setting Process

Role of Compensation Committee. The role of the Compensation Committee is to oversee the Company’s executive compensation strategy, oversee the administration of its executive compensation and its equity based compensation plans, review and approve the compensation of the Company’s CEO, and oversee the Company’s compensation plan for the Board of Directors. The Compensation Committee is comprised exclusively of independent outside directors and includes members with executive level experience in other companies. In addition, the Compensation Committee compares executive compensation practices of similar companies at similar stages of development.

Role of Compensation Consultant. The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities.  Towers Watson, a global professional services company, was previously engaged by Compensation Committee to assist in the identification and selection of peer companies for purposes of comparing compensation practices and to provide guidance regarding the amount and types of compensation that we provide to our executives and Board of Directors, and on other compensation-related matters. In 2017, the Compensation Committee did not engage or receive services from Towers Watson or any other compensation consultant.

Role of Management. In setting compensation for 2017, our CEO worked closely with the Compensation Committee and attended the meetings of the Compensation Committee. Our CEO made recommendations to the Compensation Committee regarding compensation of our executive officers other than himself. No executive officer participated directly in the final deliberations regarding his own compensation package.

Use of Comparative Market Data. The Compensation Committee approved the 2017 peer group consisting of the following 17 companies. These companies were selected as peers based on their being in a similar industry, primarily manufacturers of electronic components or electronic equipment and instruments, and of a generally similar size, based mainly on revenue.

Clearfield, Inc.	Microvision Inc.
Digital Ally Inc.	Murata Manufacturing Co. Ltd.
Inrad Optics Inc	NVE Corporation
Intricon Corporation	SPI Energy Co., Ltd.
Kopin Corporation	Supertex, Inc.
LightPath Technologies Inc.	The LGL Group, Inc.
Luna Inc.	Universal Display Corporation
LRAD Corporation
Mercury Computer Systems, Inc.
Micropac Industries Inc.

Elements of Executive Compensation

The compensation level of our executives generally reflects their level of experience and is designed to provide an incentive to positively affect our future operating performance and shareholder value.

Base Salary. Base salary is the primary fixed element in the Company’s compensation program and is intended to provide an element of certainty and security to the Company’s executive officers on an ongoing basis. Base salaries are determined based on the executive’s level of experience, specialty and responsibility. Executive base salaries are reviewed on an annual basis by the Compensation Committee. Any increases in base salary are based on an evaluation of the individual’s performance, level of responsibility and, when such information is available, the level of pay compared to the salaries paid to persons in similar positions in the Company’s peer group or as shown in survey data.

Mr. Sculley’s base salary for 2017 of $440,000 was consistent with his ending base salary for 2017.  In 2017, Dr. Ghosh’s base salary of $320,000 was the same as his ending base salary in 2016.  Mr. Lucas’ base annual salary of $355,000 was consistent with his ending base salary in 2016.  Amounts reported in the 2017 Summary Compensation Table below reflect actual cash compensation paid and differ slightly from these rates due to the timing of payroll dates in each period, and the timing of payroll increases.

Equity. Part of the compensation paid to our executives is in the form of equity, which to date has been exclusively through stock option grants. The stock option exercise price is at least equal to the fair market value of our common stock on the date of grant. Therefore, a gain is only recognized if the value of the stock increases, which promotes a long term alignment between the interests of the Company’s executives and its stockholders. In addition, the time-based vesting features of our stock options contribute to executive retention. No equity awards granted to these officers during 2017.

Incentive Bonus. Our named executive officers are eligible to receive cash incentive awards that are tied to achieving performance metrics established by the Compensation Committee at the beginning of each year, with input from the Chief Executive Officer. Target bonuses for the named executive officers are set as a percentage of base salary. The program is funded by establishing a pool based on a percentage of annual EBITDA, which is then adjusted by an overall company performance modifier based on company performance to reach the final bonus pool. The program creates incentive for the named executive officers to direct their efforts toward achieving specified company goals and individual goals. For 2017 annual cash incentive bonuses, the Compensation Committee established goals related to the Company’s financial performance and attainment of strategic milestones and approved individual goals for executives. In 2017, we fell short of reaching the Company’s financial performance goals and, accordingly, there were no Bonus program or discretionary cash bonuses awarded for 2017 performance.

Anti-Hedging Policy

Our insider trading policy prohibits directors and employees from engaging in short-term or speculative transactions such as trading in eMagin stock on a short-term basis, purchasing eMagin stock on the margin or engaging in short sales.

Clawback Policy

Our Clawback Policy provides that the Company will seek to recover, under the direction of the Compensation Committee, any cash or equity compensation paid to an executive officer of the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, through such deductions or clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

Summary Compensation Table

The following table sets forth information regarding compensation paid to our named executive officers for the years indicated.

Name and principal position	Year	Salary ($)	Bonus ($)	Option awards (1) ($)	All other compensation ($)	Total ($)
Andrew G. Sculley,	2017	440,000	-	-	-	440,000
President and Chief Executive Officer	2016	426,692	10,000	183,015	-	619,707
Amalkumar Ghosh,	2017	324,933	-	-	-	324,933
Senior Vice President, Research and Development	2016	304,500	20,000	122,010	-	446,510
Jeffrey P. Lucas,	2017	355,000	-	-	-	355,000
Chief Financial Officer and Chief Accounting Officer	2016	349,673	10,000	122,010	-	481,683

____________

(1)

Amounts in this column represent the grant date fair value of options granted to the named executive officers during 2016, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. The assumptions made in valuing the options reported in this column are discussed in Note 10 to our financial statements for the year ended December 31, 2016, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding equity awards held by our named executive officers as of December 31, 2017.

Name	Number of securities underlying unexercised options (#) Exercisable		Number of securities underlying unexercised options (#) Unexercisable	Options exercise price ($)	Option expiration Date
Andrew G. Sculley	188,333	(1)	-	4.03	November 3, 2018
	60,000	(2)	90,000	2.66	August 12, 2023
Amalkumar Ghosh	40,000	(2)	60,000	2.66	August 12, 2023
Jeffrey P. Lucas	50,000	(3)	25,000	2.50	September 14, 2020
	40,000	(2)	60,000	2.66	August 12, 2023

     ____________

(1)	The shares underlying this stock option vested as follows: one third on June 1, 2012; one third on June 1, 2013; and the balance on December 31, 2013.
(2)	The shares underlying these stock options vest as follows: 20% of shares vested on the grant date of August 12, 2016 and 20% of the shares
(3)	vest on each of the following four anniversaries of September 12, 2016.
(4)

The shares underlying this stock option vest as follows: one third of the shares vested on September 14, 2016 and one third of the shares vests on each of the following two anniversaries of September 14, 2016.

Employment Agreements

Employment Agreement with Andrew G. Sculley

On July 1, 2016, the Company and Andrew G. Sculley, Jr. entered into an Amended and Restated Employment Agreement (the “Sculley Employment Agreement. The term of the Sculley Employment Agreement will continue until December 31, 2018 unless it is terminated sooner pursuant to its terms. Mr. Sculley’s current annual base salary is $440,000.

If Mr. Sculley’s (i) employment is terminated without Cause (as defined in the Sculley Employment Agreement), (ii) employment is terminated or his position is significantly changed or salary decreased as a result of a Change of Control (as defined in the Sculley Employment Agreement) or (iii) if he terminates his employment for Good Reason (as defined in the Sculley Employment Agreement), then Mr. Sculley shall, at the Company’s sole discretion, be entitled to the lesser of (i) the total amount of his base salary that remains unpaid under the Sculley Employment Agreement, which shall be paid monthly, or (ii) monthly salary payments for twelve (12) months, based on Mr. Sculley’s monthly rate of base salary at the date of such termination, provided, however in lieu of the aforementioned monthly payments, the Company may in its sole discretion pay such payments in a lump-sum. Payment by the Company of the foregoing severance amounts is contingent upon Mr. Sculley’s executing a release agreement substantially in the form attached as an exhibit to the Sculley Employment Agreement, and such release becoming effective, and only so long as Mr. Sculley does not revoke or breach the provisions of the such release or the restrictive covenants set forth in Sections 4 and 5 of the Sculley Employment Agreement. Mr. Sculley shall also be entitled to: (i) payment for accrued and unused vacation; (ii) the immediate vesting of any non-vested equity-related instruments granted pursuant to Section 2.6 of the Sculley Employment Agreement; and (iii) any bonuses which have accrued but remain unpaid prior to the date of Mr. Sculley’s termination.

The Company has also agreed to amend any equity-related instruments granted to Mr. Sculley to permit the full exercise thereof following the termination of his employment without Cause, because of Disability (as defined in the Sculley Employment Agreement) or death and to amend any equity-related instruments granted to him to permit the immediate full vesting and exercise thereof at any time after termination of Mr. Sculley’s employment without Cause or because of Disability or death, to the same extent as though Mr. Sculley’s employment had not terminated. Mr. Sculley or his personal representative may accept either or both of such offers at any time before such equity-related instruments otherwise expire by giving written notice to the Company.

Offer Letter with Jeffrey P. Lucas

On September 14, 2015, the Company and Jeffrey P. Lucas entered into an offer letter. Mr. Lucas’s current base salary is $355,000 and he is eligible for an annual incentive bonus targeted at 20% of his base salary, In the event that Mr. Lucas’s employment is terminated by the Company for any reason other than for unsatisfactory performance or gross misconduct, he will receive severance equal to six months his salary at the time of termination, subject to his execution of a separation and release agreement, in form and substance acceptable to the Company.

Change in Control Agreements

On November 8, 2017, we entered into Change in Control Agreements (the “Change in Control Agreements”) with Amalkumar Ghosh and Jeffrey P. Lucas (each an “Executive”). The Agreements provide that if, within the 12-month period following a Change in Control of the Company (as defined in the Change in Control Agreements), the Executive suffers a Terminating Event (as defined below), he will be entitled to receive a lump sum cash payment in an amount equal to the Executive’s annual base salary in effect immediately prior to the Terminating Event (or the Executive’s annual base salary in effect immediately prior to the Change in Control, if higher), payable in a lump sum on the termination date, provided that the Executive executes and does not revoke a separation agreement and release in favor of us. In addition, if the Executive was participating in our group health plan immediately prior to termination and elects COBRA health continuation, then we will pay the Executive a monthly cash payment for 12 months or the Executive’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to the Executive if he had remained employed by us.

A “Terminating Event” shall be deemed to have occurred under the Change in Control Agreements if the Executive (i) is terminated by us other than for Cause (as defined in the Change in Control Agreements), death or Disability (as defined in the Change in Control Agreements) or (ii) terminates his employment with the Company for Good Reason (as defined in the Change in Control Agreements).

The Change in Control Agreements became effective as of November 8, 2017 and shall terminate upon the earliest of (a) the termination of the Executive’s employment for any reason prior to a Change in Control, (b) the termination of the Executive’s employment with the Company after a Change in Control for any reason other than the occurrence of a Terminating Event or (c) the date which is twelve months and a day after a Change in Control if the Executive is still employed by the Company.

Transactions with Related Persons

At no time during 2016 or 2017, with the exception of the unsecured debt financing arrangement described below, has any executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serves as a trustee or in a similar capacity or has a substantial beneficial interest, been indebted to the Company or been involved in any transaction in which the amount exceeded $120,000 and such person had a direct or indirect material interest.

On March 24, 2017, the Company entered into an unsecured debt financing arrangement (the “Line Letter Agreement”) with our largest stockholder, Stillwater Trust LLC (“Stillwater”). Pursuant to the Line Letter Agreement, the Company may borrow up to $2 million for general working capital purposes and up to an additional $3 million should the Company’s primary lender not provide borrowing availability under its normal terms and conditions (the “Line”).  This agreement expired on May 23, 2017 upon the completion of a qualifying financing.

As additional consideration for the Line, the Company paid Stillwater a non-refundable origination fee of $50,000 and issued warrants to Stillwater Trust LLC to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $2.25 per share, the closing market price of the Company’s common stock on the date the arrangement was executed.

Procedures for Approval of Related Party Transactions

Our Board of Directors is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported to the extent required under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of eMagin common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017,  all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that (i) each of Messrs. Ghosh, Costello, Cronson, Lucas, Polgar, Prache, Sculley and Seay and Mses. Richstone and Wittels has one (1) late report, respectively, with respect to an acquisition of common stock and warrants to purchase common stock that was not reported on a timely basis; (ii) each of Messrs. Brody, Cronson, Polgar, Seay and Mses. Richstone and Wittels has one (1) late report, respectively, with respect to a grant of stock options that was not reported on a timely basis; and (iii) Stillwater Holdings LLC has one (1) late report with respect to an acquisition of warrants to purchase common stock that was not reported on a timely basis.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

PROPOSAL FOR ELECTION OF SEVEN DIRECTORS

At this year’s Annual Meeting, the Board of Directors proposes that the nominees listed below be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are currently serving as directors. All nominees have consented to being named in this Proxy Statement and to serve if elected.

Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information With Respect to Director Nominees

Listed below are the nominees for election to our Board with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.

Name	Age	Position
Christopher Brody	48	Director
Paul Cronson	60	Director
Leslie G. Polgar	73	Director
Ellen Richstone	65	Director
Andrew G. Sculley	66	Director
Stephen M. Seay	70	Director
Jill J. Wittels	67	Director

Christopher Brody	Director since 2012

Since February of 2012, Mr. Brody has served as the President and Managing Director of Stillwater LLC and as the Vice President of Stillwater Trust LLC. Both Stillwater LLC and Stillwater Trust LLC are affiliates of Stillwater Holdings LLC, our largest stockholder, which originally nominated him in 2012.  Since September 2017, Mr. Brody serves on the Supervisory Board of BAWAG P.S.K. Bank Fur Arbeit und Wirtschaft Und Osterreichische Sparkasse Aktiengesellschaft, an Austrian commercial bank (“BAWAG P.S.K.”) and its stockholder, BAWAG Group Ag, formerly known as BAWAG Holdings GmbH (“BAWAG Group”).  From 2008 to 2011, Mr. Brody was the Chief Investment Officer of BAWAG P.S.K., and served as a member of the management committee of BAWAG Group. He served on the boards of both companies. From 2001 to 2008, he served as Managing Director of Cerberus Capital Management L.P., an alternate asset hedge fund. He previously served on the boards of Scottish Re Group LTD (NYSE traded), and numerous other boards of private companies in the portfolio of Cerberus Capital Management L.P. Mr. Brody holds a B.A. from Brandeis University. Mr. Brody's U.S. and international business and financial knowledge and experience led to the conclusion that he should serve on the Board of Directors, given the Company's business and structure.

Paul Cronson	Director since 2003

Paul Cronson has served as a director since July of 2003. He is a founder and Managing Director of Larkspur Capital, a broker dealer that is a member of FINRA and advises companies seeking private equity or debt.. He received his BA from Columbia College in 1979 and his MBA from Columbia University School of Business Administration in 1982. From 1979 to 1986 Mr. Cronson worked with several financial institutions including Laidlaw, Adams Peck in New York, as well as Samuel Montagu Co., Inc. and Chase Investment Bank Ltd in London.  Upon returning to The United States Mr. Cronson joined Peter Sharp Co., where he managed a real estate portfolio, structured financings and assisted with capital market investments. In 1992 he formed Larkspur Capital Corporation. Mr. Cronson represents the Managing Member of Georgetown Investors 1 and Georgetown Investors 2, both investment partnerships with primary holdings in real estate in New York, Chicago, Los Angeles, Washington DC and Columbus.

Mr. Cronson serves as a trustee on the boards of the California Institute of the Arts (CalArts) the Park Avenue Armory, the Solomon R Guggenheim Foundation (The Guggenheim Museum in New York)  and the Evelyn Sharp Foundation.

Leslie G. Polgar	Director since 2010

Dr. Leslie G. Polgar has served as a director since November of 2010. Dr. Polgar has been an Adjunct Professor at St. Mary's College of California since 2008, where he teaches Entrepreneurship in the Professional M.B.A. Program and Management of Innovation and Technology in the Executive M.B.A. Program. From 2005 to 2007, Dr. Polgar was chief executive officer and a member of the board of directors of Forth Dimension Displays Ltd. in Dalgety Bay, Scotland. From 2000 to 2003, Dr. Polgar was the founding president of Eastman Kodak's Display Products Business Unit, where he led the successful commercialization of the world's first full color, direct-view organic light emitting diode display (OLED). Dr. Polgar's board experience includes: Shotgun Players Theater Company (not-for-profit, US) and for-profits Interschola (US), Forth Dimension Displays (UK), SK Display (Japan), Bertram Labs/Chemetall GmbH (US-Germany), and Chemical Suppliers Inc. (US). Dr. Polgar earned an M.B.A. from the University of Connecticut, a Ph.D. and M.S. in physics from Carnegie Mellon University and a B.S. in physics/math from the University of Michigan. Dr. Polgar's scientific and technical knowledge and his experience in the industry led to the conclusion that he should serve on the Board of Directors, given the Company's business and structure.

Ellen Richstone	Director since 2014

Ellen Richstone began service as a director in July 2014. Ms. Richstone served as the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace, a Fortune 500 company. From 2002 to 2004, Ms. Richstone was the President and Chief Executive Officer of the Entrepreneurial Resources Group. From 2004 until its sale in 2007, Ms. Richstone served as the financial expert on the board of directors of American Power Conversion, an S&P 500 company. Ms. Richstone currently serves on, and was designated a financial expert by, the board of directors of BioAmber Inc., a publicly traded industrial biotechnology company producing sustainable chemicals, Superior Industries and Orion Energy Systems. She also sits on the board of the National Association of Corporate Directors (NACD) in New England, as well as other non-profit organizations, and became a NACD Leadership Fellow in January 2018. In April 2013, Ms. Richstone was given the first annual Distinguished Director Award from the Corporate Directors Group. Ms. Richstone graduated from Scripps College in Claremont, California and holds graduate degrees from the Fletcher School of Law and Diplomacy at Tufts University. Ms. Richstone also completed the Advanced Professional Certificate in Finance at New York University’s Graduate School of Business Administration and attended the Executive Development program at Cornell University’s Business School. Ms. Richstone holds an Executive Master’s Certification in Director Governance from the American College of Corporate Directors.  Ms. Richstone’s broad industry experience in technology and corporate governance expertise led to the conclusion that she should serve on the Board of Directors, given the Company’s business and structure.

Andrew G. Sculley	Director since 2009

Andrew G. Sculley became the Company’s Chief Executive Officer and President on June 1, 2008 and was appointed to the Board of Directors on November 2, 2009. Mr. Sculley served as the General Manager of Kodak’s OLED systems Business Unit and Vice President of Kodak’s Display Business from 2004 to 2008. From 2003 to 2006, he served on the Board of Directors of SK Display, a joint venture between Sanyo and Kodak. From 1996 to 2001 Mr. Sculley served as the Manager of Operations, CFO and member of the Board of Directors of Kodak Japan Ltd., where he managed Distribution, Information Technologies, Legal, Purchasing and Finance. Previously, he held positions in strategic planning and finance in Eastman Kodak Company. Mr. Sculley holds an M.B.A. from Carnegie-Mellon University and an M.S. in physics from Cornell University. He attended Harvard University’s International Senior Management Program while an executive at Kodak. Mr. Sculley’s experience as the Company’s Chief Executive Officer and technical and business management experience at Kodak’s Display Business, SK Display and Kodak Japan Ltd., led to the conclusion that Mr. Sculley should serve on the Board of Directors, given the Company’s business and structure.

Stephen M. Seay	Director since 2006

Brigadier General Stephen M. Seay, U.S. Army (Ret.) began service as a director in January 2006. In March 2016, Brig. General Seay became Director, Leadership and Career Development Strategies, in the University of Central Florida, Department of Athletics.  His responsibilities include resource development, mentor, coach and adviser to student-athletes, and students, in career development opportunities in academia, government and industry, leading toward a successful career upon graduation.  Additionally in 2016, Brig. General Seay was selected to join the Proxy Board of Quantum 3D, Government Systems, Milpitas, CA.  He founded Seay Business Solutions, LLC, a Florida veteran-owned small business, in 2006, specializing in providing assistance to entrepreneurs, as well as large and small businesses, focused on high technology solutions for defense and commercial markets.  Brig. General Seay provides expertise in high technology operational and integrated modeling, simulation, training and education, including virtual and augmented reality systems, mission command, cyber operations, strategic planning, resource management/allocation/analysis, operations research and system life cycle planning, programming, execution, sustainment and life cycle system design.  He held a wide variety of command and staff positions during his over thirty-three year Army career, culminating as the Commanding General, Joint Contracting Command-Iraq/Head of Contracting Authority, Operation Iraqi Freedom (2004-2005) and Program Executive Officer, Simulation, Training and Instrumentation (PEO STRI) from 2000-2005.  He performs corporate and independent director responsibilities as a member of strategy, audit, compensation, finance, governance and executive committees.  Brig. General Seay is the senior mentor/advisor for Talon Simulations, LLC, an entrepreneurial Florida small business, University of Central Florida graduate degree program and National Science Foundation grant awardee, focused on simulation of ground vehicle, aviation and entertainment simulation experiences for training, entertainment and virtual reality gaming. He serves on the Board of Directors, formerly Secretary and Treasurer, Kid’s House of Seminole County, Florida (children’s advocacy), Orlando Science Center, Orlando, Florida (STEM) Director and on Finance Committee, and is a Member, National Modeling and Simulation Coalition (Industry Professional).  Brig. General Seay received his B.S. from the University of New Hampshire, where he was a three-sport student-athlete, and an M.S. from North Carolina State University.  He taught Chemistry and coached Division I lacrosse at the United States Naval Academy.  Brig. General Seay is a recognized expert in operational training systems and programs.  He provided leadership oversight for several virtual reality and Head Mounted Display (headset) systems for individual and small unit training requirements.  His Army operational experience, thorough understanding of high technology devices, optics and digital displays, as well as his in-depth experience in the Department of Defense Program and Budget resource allocation procedures, coupled with his business acumen and experience in transitioning emerging technology into practical applications, led to the conclusion that he was uniquely suited to serve on the Board of Directors, given the Company’s business and structure.

Jill J. Wittels	Director since 2011

Dr. Wittels has served as a director and Chair of the Board since August, 2011. She served on the Board of Directors previously from 2003 to 2006. Dr. Wittels is currently the principal in Sostenuto Strategic Advisors, in which capacity she consults on business strategy and serves as a strategy advisor.  Since October 2017, she has served as the President and COO of Route Dynamics Corp.  She served on the Board of the Fermi National Accelerator Laboratory, a laboratory of the U.S. Department of Energy Office of High Energy Physics from 2013 to 2014 and also from June 1995 through June 2011. From 2001 until July 2011, Dr. Wittels was Corporate Vice President, Business and Technology Strategy of L-3 Communications. Her responsibilities at L-3 included strategies for growth, oversight of R&D, diligence support for M&A, and cross-company business development coordination. From 1979 to 2001, she held a variety of positions with BAE Systems including Vice President and General Manager, Acting President and Vice President of Engineering. She served on the board of Innovative Micro Technology, Inc. from 2002 through July 2011 and on the board of Millivision, Inc. from 2002 to 2006. Dr. Wittels holds a B.S. and a Ph.D. in Physics, both from the Massachusetts Institute of Technology. Dr. Wittels’ business management experience, her scientific knowledge, her knowledge of the Company, and her experience in developing strategy and strategic alliances led to the conclusion that she should serve on the Board of Directors, given the Company’s business and structure.

Required Vote

The election of the directors of the Company requires the affirmative vote of a plurality of the shares of the Company’s common stock and Series B Preferred Stock (on an as converted basis with the Common stock) present in person or represented by Proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute a majority.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL

THE NOMINEES DESCRIBED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

RSM US LLP (“RSM”), our independent auditors, audited our financial statements for the 2017 fiscal year. The Audit Committee selected RSM as the independent auditors of the Company for the fiscal year ending December 31, 2018. Representatives of RSM are not expected to attend the 2018 Annual Meeting of Stockholders. RSM was first engaged by us on June 15, 2011.

During the years ended December 31, 2017 and 2016, neither the Company nor anyone acting on its behalf consulted with RSM regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K, nor did RSM receive any fees for any services during that time period.

Audit Fees

RSM served as eMagin’s independent auditors for the years ended December 31, 2017 and 2016. For the years ended December 31, 2017 and 2016, the fees for audit services associated with the annual audit and review of the Company’s quarterly reports on Form 10-Q totaled approximately $229,000 and $194,000, respectively.

Audit Related Fees

For the years ended December 31, 2017 and 2016, fees related to audit services related to the Company’s statutory and regulatory filings totaled approximately $78,853 and $21,003, respectively, from RSM.

Tax Fees

No fees were billed for the years ended December 31, 2017 and 2016 for professional services rendered by RSM for tax compliance, tax advice, and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s independent auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence.

Required Vote

The ratification of the appointment of the Company’s independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock and Series B Preferred Stock (on an as converted basis with the Common stock) present in person or by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2018.

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding, advisory vote to approve of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named above in the Summary Compensation Table (the “named executive officers”). The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

Please read the “Compensation Discussion and Analysis” beginning on page 14 for additional details about our executive compensation program, including information about the fiscal year 2017 compensation of our named executive officers. We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to vote for or against approval of the compensation of the named executive officers that is disclosed in this Proxy Statement by voting on following resolution (or by abstaining with respect to the resolution):

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2018 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Executive Compensation Section of this Proxy Statement, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it is not binding on either the Board of Directors, the Compensation Committee or the Company. Although non-binding, the Board of Directors and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

Required Vote

Adoption of the resolution requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock and Series B Preferred Stock (on an as converted basis with the common stock) present in person or by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES
ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that the Company’s stockholders have the opportunity to cast a non-binding, advisory vote at least once every six years regarding how frequently the Company should seek from its stockholders a non-binding advisory vote (similar to Proposal 3 above) to approve of the compensation of the Company’s named executive officers.  At our annual meeting of stockholders held in 2012, our stockholders voted on the frequency of non-binding advisory votes to approve the compensation of our named executive officers and, at that time, expressed a preference for holding such votes every year.  Accordingly, our stockholders are entitled to vote on the frequency of such non-binding advisory votes to approve the compensation of our named executive officers at the 2018 Annual Meeting. By voting on this frequency proposal, stockholders may indicate whether they would prefer that the non-binding, advisory vote on the compensation of the Company’s named executive officers occur every one, two or three years. Stockholders may also abstain from voting on the proposal. Accordingly, the following resolution is submitted for a non-binding, advisory stockholder vote at the Annual Meeting:

RESOLVED, that the highest number of votes cast by the holders of common stock and Series B Preferred Stock (on an as-converted basis with the common stock) of eMagin Corporation for the option set forth below shall be the preferred frequency of the Company’s stockholders for holding a non-binding advisory vote to approve the compensation of the Company’s named executive officers.

•	every year;
•	every two years; or
•	every three years.

The Board of Directors has determined that a non-binding, advisory vote by the Company’s stockholders to approve named executive officer compensation that occurs every year is the most appropriate alternative for the Company. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides the Company with direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the non-binding, advisory vote to approve the compensation of our named executive officers occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote to approve the compensation of our named executive officers by the time of the following year’s annual meeting of stockholders.

You may cast your vote on your preferred voting frequency by choosing the option of every one year, two years or three years when you vote in response to this proposal, and you may also abstain from voting on the proposal. Your vote on this proposal is not a vote to approve or disapprove of the Board’s recommendation but rather is a vote to select one of the options described in the preceding sentence. The option of every one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of future non-binding, advisory votes to approve the compensation of our named executive oficers that has been recommended by the stockholders. However, because this vote is advisory and not binding on either the Board of Directors or the Company, the Board of Directors may subsequently decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation that differs in frequency from the option that received the highest number of votes from the Company’s stockholders at the Annual Meeting.

Required Vote

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary to approve this resolution. You may vote “1 YEAR,” “2 YEARS,” “3 YEARS,” OR “ABSTAIN.” However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. Even though this vote will neither be binding on the Company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board, the Board will take into account the outcome of the vote in making a determination on the frequency at which advisory votes on executive compensation will be included in the Company’s proxy statement. For purposes of determining whether this proposal has passed, abstentions will be treated as votes cast against this proposal, while broker non-votes will not be treated as votes cast on this proposal and those non-votes will have will have no effect on the proposal.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 4:

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO HOLD FUTURE NON-BINDING ADVISORY S VOTES TO APPROVE THE COMPENSATION OF THE OUR NAMED EXECUTIVE OFFICERS EVERY YEAR.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports on Form 10-K

Additional copies of eMagin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 may be obtained without charge by writing to the Chief Financial Officer, eMagin Corporation, 2070 Route 52, Hopewell Junction, NY 12533. eMagin’s Annual Report on Form 10-K can also be found on eMagin’s website: www.eMagin.com. or at http://www.cstproxy.com/emagin/2018.

Stockholders Proposals for the 2018 Annual Meeting.

Stockholder proposals intended to be presented at the Company’s 2019 annual meeting must be received by the Company no later than December 31,  2019 (pursuant to Rule 14a-8 of the Exchange Act, 120 days before the anniversary of the date this proxy was released to stockholders) to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting. Proposals should be addressed to eMagin Corporation, Attn. Chief Financial Officer, 2070 Route 52, Hopewell Junction, NY 12533.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2019 annual meeting, the federal securities laws require stockholders to give advance notice of such proposals. The required notice must (pursuant to Rule 14a-4 of the Exchange Act) be given no less than 45 days in advance of the one year anniversary date of the date on which the Company first sent its proxy materials for the immediately preceding annual meeting. Accordingly, with respect to the Company’s 2019 annual meeting of stockholders, notice must be provided to eMagin Corporation, Attn. Chief Financial Officer, 2070 Route 52, Hopewell Junction, NY 12533 no later than March 15, 2019. If a stockholder fails to provide timely notice of a proposal to be presented at the 2018 annual meeting, the chair of the meeting will declare it out of order and disregard any such matter.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of the Notice, the Proxy Statement, the Proxy card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors,

/s/ Jill J. Wittels
Jill J. Wittels
Chair of the Board of Directors

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

_______________________________________________________________________________________________

Vote by Internet or Telephone – QUICK  EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

eMAGIN CORPORATION

As a shareholder of eMagin Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 12, 2018.

INTERNET/MOBILE - www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE - 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED☐

PROXY	Please mark your votes like this
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS, “FOR” PROPOSALS 2 AND 3 AND “1 YEAR” FOR PROPOSAL 4.

1.	Election of Directors	3 To recommend, by non-binding vote, the approval of the compensation disclosed in the Proxy Statement of the Company’s executive officers, who are named in the Summary Compensation Table.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES: (01) Christopher Brody	FOR ☐	WITHHOLD ☐
(2) Paul Cronson	FOR ☐	WITHHOLD ☐
(3) Leslie G. Polgar	FOR ☐	WITHHOLD ☐	4 To recommend, by non-binding vote, the frequency of future non-binding advisory votes on executive compensation.	1 YEAR ☐	2 YEARS ☐
(4) Ellen Richstone	FOR ☐	WITHHOLD ☐
(5) Andrew G. Sculley	FOR ☐	WITHHOLD ☐
3 YEARS ☐	ABSTAIN ☐
(6) Stephen Seay	FOR ☐	WITHHOLD ☐
(7) Jill J. Wittels	FOR ☐	WITHHOLD ☐

2.	Proposal to ratify the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐	I plan on attending the meeting☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2018.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 13, 2018

The proxy statement and our 2017 Annual Report on Form 10-K to Stockholders are available at http://www.cstproxy.com/emagin/2018

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED☐

PROXY

eMAGIN CORPORATION

PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 13, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints Andrew G. Sculley and Jeffrey P. Lucas or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his or her substitute, to represent and to vote all the shares of the common stock or Series B Convertible Preferred Stock of eMagin Corporation (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eight Avenue, New York, New York 10018 on Thursday, June 13, 2018, at 9:00 a.m., Eastern Time, and any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the election of the named nominees as directors, FOR Proposals 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT - This Proxy must be signed and dated on the reverse side.)